Exhibit 99.1

Movano Health Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly

Report on Form 10-Q

PLEASANTON, CA May 23, 2025 -- Movano Health (Nasdaq: MOVE)(the “Company”) announced today that it received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that because the Company had not yet filed its Form 10-Q for the quarterly period ended March 31, 2025 (the “Form 10-Q”), the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) requiring Nasdaq-listed companies to timely file all periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Form 10-Q was due on May 15, 2025.

The Notice states that the Company has 60 calendar days, or until July 21, 2025, to submit a plan to regain compliance with the Listing Rule (the “Plan”). If Nasdaq accepts the Company’s Plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the Form 10-Q filing due date, or until November 11, 2025, to file its Form 10-Q to regain compliance. If Nasdaq does not accept the Company’s Plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE) dba Movano Health, maker of the Evie Ring (www.eviering.com), is developing a suite of purpose-driven healthcare solutions to bring medical-grade data to the forefront of wearables. Featuring modern and flexible form factors, Movano Health’s devices offer an innovative approach to delivering trusted data to both customers and enterprises, capturing a comprehensive picture of an individual’s health data and uniquely translating it into personalized and intelligent insights.

Movano Health’s proprietary technologies and wearable medical device solutions will soon enable the use of data as a tool to proactively monitor and manage health outcomes across a number of patient populations that exist in healthcare. For more information on Movano Health, visit https://movanohealth.com/.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements relating to the Company’s plan to regain compliance with Nasdaq’s rules and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, and the duration of any extension that may be granted by Nasdaq; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Company’s preparation of the Delinquent Filing; and the possibility of additional delays in the filing of the delinquent filing and the Company’s other SEC filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact

Jill Schmidt/JSPR

jill@jillschmidtpr.com

T: 847-904-2806